Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-261024, 333-239270, 333-205627, and 333-201337 on Form S-8 and Registration Statement Nos. 333-250844, 333-248466, 333-235500 and 333-217088 on Form S-3 of our report dated March 26, 2021, relating to the financial statements of Ideal Power Inc. for the year ended December 31, 2020.

/s/ Gumbiner Savett Inc.

Santa Monica, California

March 25, 2022